Exhibit 99.2


INSO PRESS CONTACT:
Bruce G. Hill
Vice President, Business Development
Telephone: 617/753-6542
E-mail:  bhill@inso.com

For Immediate Release

Inso Corporation Completes Sale of DynaText Business to Enigma

BOSTON, November 1, 1999 -- Inso Corporation (Nasdaq: INSO) today announced that it has completed the sale of its DynaText business to Enigma Information Systems Ltd. and it affiliates, on the terms previously disclosed.

About Inso Corporation

Inso Corporation is a leading provider of solutions for the management, exchange and dynamic delivery of critical business information. Inso's award-winning technology enables large corporations to manage, exchange and publish all types of information, from the simplest memo to the most complex multimedia document. For more information, visit the Inso Web site at http://www.inso.com.

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Inso, the Inso logo and DynaText are trademarks or registered trademarks of Inso Corporation in the United States and/or other countries. All other company, product or service names are trademarks or registered trademarks of their respective holders